Exhibit 99.2

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 9th day of December, 2016;

The Board of Directors which was present for this meeting & took active part therein was:

Eyal Ballan

Itamar Borochov

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a new Chief Financial Executive in light of the Resignation of our current Chief Financial Executive Dov Weinberg;

NOW THEREFORE BE IT RESOLVED that the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue, and pursuant to §NRS 78.315, have decided unanimously and RESOLVED that:

The Company hereby appoints URI BEN-OR as our Chief Financial Executive, effective immediately.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 9th December, 2016

/s/ Itamar Borochov

Itamar Borochov, Director, CEO